Exhibits 99.1
Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: September 24, 2015

Icahn Enterprises L.P. Issues Statement Regarding New Web Site Launched By Chairman Carl C. Icahn

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) today issued the following statement:

On April 2, 2013, the Securities and Exchange Commission ("SEC") issued a report in which it provided guidance to issuers regarding the use of social media to disclose material non−public information. Our Chairman, Carl C. Icahn, intends to use the web site www.carlicahn.com (and communications to its members), as well as Tumblr, Facebook, Twitter and the web site www.shareholderssquaretable.com (and communications to its members), from time to time to communicate with the public about our company and other issues. It is possible that the information that Mr. Icahn posts through the www.carlicahn.com website and to its members, and on Tumblr, Facebook and Twitter, and through the Shareholders' Square Table website and to its members, could be deemed to be material information. Therefore, in light of the SEC's guidance, we encourage investors, the media, and others interested in our company to review the information that Mr. Icahn provides on the website and to members of www.carlicahn.com, and that he posts on Tumblr, Facebook and Twitter, and that he provides on the Shareholders' Square Table website and to its members, in addition to the information that we disclose using our investor relations website (http://www.ielp.com/investor.cfm), SEC filings, press releases, public conference calls and webcasts.

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Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.